Exhibit T3A.3

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Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] AUTHORIZED COPY

DIRECTORY No. 625-2002.-
KVC/PE/ES
GESTO S.A. SOC

CORPORATE CHARTER

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GESTO SOCIEDAD ANÓNIMA

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IN SANTIAGO, CHILE, on the seventeenth day of the month of January of the year two thousand two, in the presence of myself, EDUARDO JAVIER DIEZ MORELLO, attorney, acting notary public for the Thirty-Fourth Notary Office of Santiago, with premises at calle Morandé number two hundred forty-three, the following parties appeared: Mr. DARÍO CALDERÓN GONZÁLEZ, a Chilean citizen, married, an attorney, national identification cared number five million, seventy-eight thousand, three hundred twenty-seven hyphen eight, in representation of the company “INMOBILIARIA CUMBRES SOCIEDAD ANÓNIMA,” operating in the business sector implied by its name [real estate], Sole Tax Roll number eight-eight million, four hundred three thousand, one hundred hyphen one, both of them with domicile in this city, at calle Huérfanos number

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seven hundred seventy, office one thousand five hundred one, Commune of Santiago; Mr. FRANCISCO JAVIER MARTÍNEZ SEGUÍ, a Chilean citizen, married, a commercial engineer, National Identification Card number seven million, forty thousand, three hundred twenty hyphen K, in representation of the company “AM CORP SOCIEDAD ANÓNIMA,” a company operating in the investment sector, Sole Tax Roll number ninety-six million, nine hundred seventy thousand, three hundred eighty hyphen seven, both with domicile in this city at Avenida el Bosque Norte, number zero one hundred seventy-seven, office eighty-three, Commune of Las Condes; and Mr. ANTONIO CLAUDIO MARTÍNEZ SEGUÍ, a Chilean citizen, married, a commercial agent, National Identification Card number seven million, forty thousand,  three hundred twenty-one hyphen eight, in representation of the company “INVERSIONES E INMOBILIARIA ALMONACID LIMITADA, operating in the business sector implied by its name [investments and real estate], Sole Tax Roll number seventy-eight million, four hundred twenty-two thousand, eight hundred seventy hyphen three, both with domicile in this city at Avenida El Bosque Norte number zero one hundred seventy-seven, office number eight hundred three, Commune of Las Condes; all the appearing parties being of legal age, they attested to their identities by means of the aforementioned cards, and set forth the following: ONE: The appearing parties are organizing a Chilean closely held corporation [sociedad anónima cerrada], which shall be governed by the relevant provisions of law number eighteen thousand forty-six, the Chilean Commercial and Civil Codes [Códigos de Comercio y Civil], the provisions of the Regulation for Corporations and especially by the following bylaws: CORPORATE BYLAWS:- T I T L E  O N E:- CORPORATE NAME, DOMICILE, DURATION AND PURPOSE:.- ARTICLE ONE: Corporate Name:- A closely held corporation is

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

organized, the name of which shall be “GESTO SOCIEDAD ANÓNIMA.” However, it may use “GESTO S.A.: as trade name, especially for advertising, banking or tax purposes. ARTICLE TWO: Domicile: Its domicile shall be the city of Santiago, and it may establish agencies or branches at other points of the country or abroad. ARTICLE THREE: - Duration: The company shall have an indefinite duration as from the date of signing of this instrument. ARTICLE FOUR: Purpose:- Company Purpose: The company’s purpose shall be the following: the provision of advising and consulting in tourism matters and entertainment in general, of any type or kind, whether commercial, financial, legal, organizational, involving human resources, or any other class within said categories; the promotion and sale of tourism and entertainment products in general, the production and sale of promotional media, the preparation and sale of promotional or advertising materials, the provision of promotional and public relations services; the purchase and sale, reservation and commission of land, sea, air, river and lake travel, both domestic and international; the study, execution and promotion of charters and excursions on its own account or that of others, domestic or international, engaging travel insurance on its own account or that of others, brokerage in the reservation, purchase and sale of tourism packages both in Chile and abroad, as well as the distribution and promotion thereof; the reservation, purchase and sale of passes or tickets for artistic and cultural, sporting and social events; meals, demonstrations, celebrations, seminars and events in general, the production and organization of events of all
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types and spectacles in general; the representation or brokerage, consignment, purchase and sale and reservation of all rights or services relating to travel, excursions, lodging, thermal resorts and tourism, individual or group, in any part of the world; the operation, on its own account or that of others, of related commercial establishments; the maintenance and development of web pages and websites on which the corporate purpose may be pursued; all the above activities through written, graphic, technological, computational, electronic or any other type of medium; the transport of passengers in own vehicles or those of others, rented, leased or in any other capacity, both in Chile and abroad; the acquisition, transfer, investment, purchase, sale, exchange, lease, sublease, import, export, distribution, consignment, representation or brokerage of real and moveable assets, or of rights to them, their administration and operation, building on them, on its own account or at those of other parties; operating them, directly or through third parties, in any form; undertaking of all classes of investments in moveable or fixed assets, tangible and intangible, securities, stocks, bonds, debentures; operating them, administering them, receiving and investing their proceeds; investment of capital in all types of moveable assets, such as rights in all types of companies, whether commercial or civil, commonly owned properties or joint ventures and in all types of shares or investment securities; administering said investments on its own account or on that of other parties, obtaining rents; forming part of other companies, domestic or foreign, of any legal type or kind, modifying them, and assuming the administration thereof, regardless of their business sector; and any

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

activity, currently or in the future, related to the above; and any other business approved by the partners. T I T L E  T W O: SHARE CAPITAL AND STOCK: ARTICLE FIVE: Share Capital and Stock: The company’s share capital shall be a total of TEN MILLION CHILEAN PESOS, legal tender currency, divided among one thousand registered shares of a single series, without par value, paid-in and recorded in the form specified in Transitory Article One. ARTICLE SIX: - Share Instruments: The share instruments shall be registered and, as to their form, issuance, delivery, replacement, exchange, non-use, transfer and forwarding, the rules of the Regulation on Corporations shall apply, and are considered as expressly reproduced herein. T I T L E  T H R E E: ADMINISTRATION: ARTICLE SEVEN: Board: The Company shall be administered by a Board consisting of three members, who may or may not be shareholders. The directors shall be elected by the Ordinary General Shareholders Meeting, shall remain in their office for three years, shall all be subject to reelection at the end of the respective period, and may be reelected indefinitely. ARTICLE EIGHT: Remuneration: The Directors may or may not receive remuneration for the performance of their duties, as approved the first Shareholders Meeting held by the Company. ARTICLE NINE: Quorum: Board meetings shall be held with the attendance of all directors, and resolutions shall be adopted unanimously by the Board. ARTICLE TEN: Vacancy: In the event of a vacancy in a director position, the entire Board shall be subject to reelection at the next Ordinary Shareholders meeting
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the Company holds; and in the interim, the Board may appoint a replacement. ARTICLE ELEVEN: Chair and Attorney Secretary: At the first Board meeting held after its election, it shall appoint from among its members a Chair, who shall also be that of the Company and the General Shareholders Meetings. In the Chair’s absence, the director or shareholder who on each occasion is provisionally appointed by the Board shall chair the meetings. An Attorney Secretary appointed at the first meeting held by the Board shall also participate in the sessions, with a view to taking minutes of the meeting and providing legal advice when necessary. ARTICLE TWELVE: Sessions: The Board must meet at least once every six months. Board sessions shall be Ordinary or Extraordinary. The former shall be held on dates predetermined by the Board itself. The latter shall be held when specially convened by the Chair, at his or her own behest or at that of one or more Directors, provided that the Chair acknowledges the need for the meeting, unless it is requested by an absolute majority of directors, in which case the meeting must necessarily be held with no prior qualification. Extraordinary meetings shall be convened by means of certified letters sent to the Directors at the addresses they have registered with the Company. Convocation letters shall indicate the reason for the convocation and must be sent no fewer than ten calendar days before the date of the meeting. ARTICLE THIRTEEN: - Powers: The Board shall represent the Company judicially and extra-judicially and for fulfillment of the corporate purpose, to which end it shall not be

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

necessary to attest to third parties; it shall be vested with all administrative and disposal powers not reserved to the General Shareholders Meeting by law or by these bylaws, without need for granting it any power of attorney whatsoever, including for those instruments or contracts for which the laws require these circumstances, and with the listing below noted as not being exhaustive or restrictive, pursuant to Article Forty of law eighteen thousand forty-six, the Board may: Appoint, remove and set the powers, rights and obligations of the Company’s President and the other employees and individuals whose services are necessary. Similarly, it falls to the Board to set the compensation, benefits or salaries that correspond to the President and other individuals for the performance of their duties. Decree the regulations and provisions necessary for the Company’s functioning and for administration of the corporate businesses, inspecting the progress of activities and the execution of agreements entered into. Invest the Company’s funds in the stipulated form, corresponding to share capital and asset reserves. Purchase, acquire, sell, exchange, alienate, transfer in any manner, mortgage, encumber, give and take in lease and establish in pledge moveable assets and all types of investment securities, acquire and assign loans and rights, sign transfers, issue debentures or intervene in the formation of companies of any kind or be incorporated therein, enter into joint venture agreements or participation accounts. Enter into lease agreements for services involving construction development, transport, charter, storage, agency, representation, distribution, consignment, administration, mandate, commission, loan,

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insurance, pledge, mortgage or any other type of nominate or innominate agreements. Enter into, with banks, financial or lending institutions, public or private corporations, civil or commercial partnerships or private individuals, as applicable, agreements for loans, lending, deposits, commercial and banking current accounts, deposits and credits, transacting and overdrawing in them, collecting and receiving, settling and paying, signing cash receipts, substituting and remitting, transacting, subscribing, accepting, re-accepting, and paying and endorsing, whether in collection, discount, guarantee or any other form, with or without restrictions, securing, discounting, extending and protesting bills of exchange, payment orders and vouchers or promissory notes and any other banking or commercial documents, transacting, collecting, depositing, endorsing, revalidating, settling and protesting checks, giving, receiving, endorsing and withdrawing documents and securities in custody or in guarantee. Approve the convocation of the General Shareholders Meeting. Each year prepare the annual report and balance sheet for corporate activities and an inventory, and propose the distribution of earnings. Establish agencies or branches in any point of the country or abroad and eliminate them, when deemed appropriate. Represent the company judicially and extrajudicially with the most extensive authority. In judicial matters it shall have the general legal authority and special authority to refrain in the first instance from any legal action filed, accept counterclaims, answer interrogatories, waive appeals consistent with the legal terms, settle, compromise, grant to arbitrators the authority of arbitrators, approve and accept agreements. All the above must be understood as being without prejudice to the judicial representation

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

corresponding to the President according to the provisions of Article Eight of the Chilean Civil Procedure Code [Código Procedimiento Civil]. The Board may delegate part of its authority to the Company’s Managers, Assistant Managers or Attorneys, to a director or a commission of directors and, for specific purposes, to other individuals. ARTICLE FOURTEEN: President. The daily administration of the company’s affairs shall fall to its President, with a view to the latter’s representing it in all instruments, contracts or businesses included within the company’s normal course of activity. The position of President shall be compatible with that of Director, but not that of Chair. T I T L E  F O U R: SHAREHOLDER MEETINGS. ARTICLE FIFTEEN: Ordinary and Extraordinary Meetings: Shareholders shall meet in Ordinary or Extraordinary Meetings. Extraordinary Meetings shall be held whenever the company’s interests so justify, in the judgment of the Board. Ordinary or Extraordinary Meetings, as the case may be, shall also meet when so requested of the Board by shareholders representing at least ten percent of the shares issued with right to vote, indicating in the request the issues to be discussed at the Meeting. In all cases, Meetings shall be convened by the Company Board of Directors. At Extraordinary Meetings only the matters identified in the convocation may be discussed. ARTICLE SIXTEEN:- Ordinary Meeting: The following are matters falling to the Ordinary Shareholders meeting: Examination of the company’s situation and reports of the statutory auditors and approval or rejection of the annual report, balance sheet and financial statements presented by the
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company’s administrators or receivers. Distribution of earnings for each fiscal year, and in particular the distribution of dividends. Election or dismissal of Board members, receivers and statutory auditors. In general, any matter of corporate interest that does not fall to the Extraordinary Shareholders Meeting. ARTICLE SEVENTEEN: Auditing: Without prejudice to the provisions of Transitory Article Three, the Ordinary meeting shall annually appoint two statutory auditors or independent external auditors, to examine the accounts, inventory, balance sheet and other financial statements, and must inform the Ordinary Shareholders Meeting in writing as to the fulfillment of its mandate. Statutory auditors may also monitor the corporate activities and audit the actions of administrators and the faithful fulfillment of their legal, regulatory and statutory duties. ARTICLE EIGHTEEN: Information available to shareholders: The annual report, balance sheet, inventory, minutes, books and reports of the statutory auditor or the independent external auditors shall be made available to shareholders for examination at the company’s administrative offices for thirty days prior to the date scheduled for the Shareholders Meeting to be held. Shareholders may only examine said documents within the indicated period. During the same period shareholders shall be entitled to examine identical information on any subsidiary companies that may exist. ARTICLE NINETEEN: Extraordinary Meeting: The following are matters falling to the Extraordinary Meeting: Company dissolution; Company conversion, merger or split and revision of its bylaws; The issuance of bonds or

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

debentures convertible to shares; Transfer of the company’s fixed assets and liabilities or of all its assets; The granting of real and personal guarantees to secure the obligations of third parties, unless the latter are subsidiary companies, in which case the Board’s approval shall suffice; Such other matters as by law fall to the competency of this Meeting. The matters referenced in numbers one, two, three and four of this article may only be resolved at a Meeting held in the presence of a Notary, who must certify that the minutes faithfully reflect what occurred and was agreed to at the meeting. ARTICLE TWENTY: Holding of Shareholder Meetings: Shareholders Meetings shall be held upon first convocation with all shares issued with right to vote. ARTICLE TWENTY-ONE: Participation: Only shareholders registered with the Shareholders Registry at least ten days prior to the date the respective meeting is to be held may participate in the Meetings with right to speak and vote. Directors and the President who are not shareholders may participate in the Meetings with right to speak. ARTICLE TWENTY-TWO: Proxies: Shareholders may have themselves represented at the Meetings by another individual, even if not a shareholder. Proxy must be conferred in writing for all shares the principal holds on the date specified in the preceding article. The form and text of the proxy and the classification of proxies shall be adapted to the contents of the Regulation on Corporations. ARTICLE TWENTY-THREE: Form of Voting: Each shareholder shall have one vote per share held or represented. At elections held at Shareholder Meetings, shareholders or
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their proxies may combine their votes in favor of a single individual or distribute them in the form they consider most appropriate, and those who receive the greatest number of votes on the same single ballot shall be declared elected, until the number of positions to be filled is complete. ARTICLE TWENTY-FOUR: Quorum for special matters: The unanimous vote of shares issued with right to vote shall be required for resolutions pertaining to the following matters: The company’s conversion, split or merger with another company and the revision of its bylaws; The Company’s early dissolution; Change of corporate domicile; Approval of contributions and estimate of non-monetary assets; Change in authority reserved for the Shareholders Meeting or restriction of the Board’s authority; Reduction or increase in share capital; Transfer of assets and liabilities or of all assets; and Form of distribution of the corporate earnings.- T I T L E  F I V E: BALANCE SHEET, ANNUAL REPORT AND DISTRIBUTION OF EARNINGS: ARTICLE TWENTY-FIVE: Balance Sheet and Annual Report: On December thirty-first of each year, the Company shall prepare a balance sheet of its operations. At the same time, it shall assemble an annual report with supporting documentation on the Company’s position over the past fiscal year, to be presented for consideration of the Ordinary Shareholders Meeting. All these documents must clearly reflect the company’s equity position at the close of the fiscal year and the earnings accrued or losses incurred during the same period. ARTICLE TWENTY-SIX: Dividends: Dividends shall be paid solely out of net earnings for the fiscal year, or retained earnings, as

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

posted to balance sheets approved by the Shareholders Meeting. However, if the company posted losses carried forward, earnings for the fiscal year shall be allocated first to offsetting them. ARTICLE TWENTY-SEVEN: Distribution of Dividends: The Board shall approve the distribution of dividends to shareholders, their amount and timing, and must comply with resolutions of the Ordinary Shareholders Meeting on this matter, if any. T I T L E  S I X: AUDITING OF THE ADMINISTRATION.- ARTICLE TWENTY-EIGHT: Auditing: Each year, the ordinary shareholders meeting shall appoint two statutory auditors or independent external auditors, to examine the accounts, inventory, balance sheet and other financial statements of the company and report in writing at the next ordinary general shareholders meeting on the fulfillment of their mandate. The above is without prejudice to the matters noted in Transitory Article Three below. T I T L E  S E V E N: DISSOLUTION AND LIQUIDATION: ARTICLE TWENTY-NINE: The company shall be dissolved for any of the reasons set forth by law. ARTICLE THIRTY: Liquidation: Once the Company is dissolved, the words “in liquidation” shall be added to its name and the Shareholders Meeting must appoint a Commission of three members that will undertake its liquidation. The election shall be performed as stipulated in Article Twenty-Three. The Liquidation Commission shall appoint from among its members a Chair, who shall represent the company. The Liquidation Commission shall undertake to perform the liquidation subject to and acting in accordance with the law and the agreements that legally fall to the Shareholders Meeting, without
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prejudice to the fact that its mandate may be revoked in the cases identified by law. Notwithstanding the provisions of the preceding articles, the liquidation shall not take place if the company is dissolved due to all its shares being held in the hands of a single individual. ARTICLE THIRTY-ONE: Powers: The Liquidation Commission alone may execute instruments and contracts aimed directly at effecting the company’s liquidation and, in accordance with the law, shall represent the Company judicially and extrajudicially and shall be vested with all administrative and disposal authority that the law or these Bylaws do not establish as corresponding solely to the Shareholders Meeting, without need to grant it any power of attorney whatsoever. T I T L E  E I G H T: GENERAL PROVISIONS: ARTICLE THIRTY-TWO: Arbitration: Any differences that might arise between shareholders as to the application, fulfillment or interpretation of this agreement, either during the company’s lifetime or during the course of its dissolution, or during the liquidation period, either between the partners themselves or between them and the company, shall be resolved by an arbitrator quickly and summarily in the proceeding and award, with the appearing parties expressly waiving all appeals against it, including that of complaint. The arbiter shall be appointed by mutual consent of the parties. Should it not be possible to establish the commitment of the designated arbitrator, the differences shall be resolved, in the capacity of legal arbitrator, by the person appointed by the Honorable Judge of the Civil Court seated in the city of Santiago, who shall appoint a qualified attorney with at least ten years of professional experience; all recourse allowed by law shall apply against the award of

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

this arbitrator. ARTICLE THIRTY-THREE: Additional Regulations: In all aspects not provided for in these Bylaws, the current legal or regulatory provisions for closely held corporations shall apply, insofar as they do not involve matters for which resolution or decision corresponds to the Shareholders Meetings. TRANSITORY ARTICLE ONE: The share capital of “GESTO S.A.,” totaling TEN MILLION PESOS, divided into one thousand registered shares, of a single series, without par value, to which permanent article five of these Bylaws refers, is subscribed and paid-in as follows: ONE: the company “INMOBILIARIA CUMBRES SOCIEDAD ANÓNIMA” subscribes ten shares in the amount of TEN THOUSAND PESOS each, legal tender currency, i.e., the total sum of ONE HUNDRED THOUSAND PESOS, legal tender currency, paid-in down, in cash, and incorporated to the corporate coffers. TWO: the company “INVERSIONES E INMOBILIARIA ALMONACID LIMITADA” subscribes ninety shares in the amount of TEN THOUSAND PESOS each, legal tender currency, i.e., the total sum of NINE HUNDRED THOUSAND PESOS, legal tender currency, paid-in down, in cash, and incorporated to the corporate coffers. THREE: the company “AM CORP SOCIEDAD ANÓNIMA” subscribes nine hundred shares in the amount of TEN THOUSAND PESOS each, legal tender currency, i.e., the total sum of NINE MILLION PESOS, legal tender currency, paid-in down, in cash, and incorporated to the corporate coffers. TRANSITORY ARTICLE TWO: The following are appointed as provisional directors of the Company: Messrs. ANTONIO CLAUDIO MARTÍNEZ SEGUÍ, FRANCISCO JAVIER
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MARTÍNEZ SEGUÍ, and PIERPAOLO ZACCARELLI FASCE. This Board shall remain in office until the first Shareholders Meeting the company holds. TRANSITORY ARTICLE THREE: The following are appointed as external auditors of the company: the firm PANNELL KERR FORSTER INTERNATIONAL, who must report to the Ordinary Shareholders Meeting concerning the fiscal year ending December thirty-first of the year two thousand two. TRANSITORY ARTICLE FOUR: The President shall be formally appointed at the first ordinary session of the Board of Directors. In the meantime, until said occasion, the position shall be temporarily filled for all legal effects that may apply by Mr. ANTONIO SABAJ MERUANE, a Chilean citizen, a Commercial Engineer, National Identification Card number nine million, five hundred five thousand, eight hundred ninety-five hyphen seven. TRANSITORY ARTICLE FIVE: Unless the Shareholders Meeting decides otherwise, the publications to be made in accordance with the legal and regulatory standards shall be in the daily newspaper “La Nación” of Santiago. TRANSITORY ARTICLE SIX: All expenses and fees accrued by reason of the granting of this instrument shall be assumed by the Company. The bearer of an authorized copy of this instrument and/or an extract thereof is authorized to request and sign any recordings, sub-recordings and annotations originating from the corresponding records and to undertake all processing, measures and actions necessary for its complete legalization. Further, the following parties are authorized indiscriminately: Attorney PERCY ECCLEFIELD ARRIAZA, Attorney EDUARDO ANDRÉS SBOCCIA SERRANO, Mrs. ANGÉLICA MONTUPIL

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

JERÉZ and Mrs. SILVIA MONTUPIL JERÉZ, to undertake all processing or measures that may be necessary or relevant vis-à-vis the Internal Tax Service or other competent authorities, specifically for the commencement of activities of this company and for obtaining its sole tax roll number. LEGAL STANDING: ONE) The legal standing of Mr. DARIO CALDERON GONZALEZ to represent INMOBILIARIA CUMBRES SOCIEDAD ANÓNIMA is as set forth in the public instrument dated January eighth, nineteen ninety-three, issued by Santiago Notary Mr. Alvaro Bianchi Rosas. TWO) The legal standing of Mr. FRANCISCO JAVIER MARTÍNEZ SEGUÍ to represent AM CORP SOCIEDAD ANÓNIMA is as set forth in the public instrument dated December twentieth, two thousand one, issued by Santiago Notary Mr. Eduardo Diez Morello. THREE) The legal standing of Mr. ANTONIO CLAUDIO MARTÍNEZ SEGUÍ to represent INVERSIONES E INMOBILIARIA ALMONACID LIMITADA is as set forth in the public instrument dated April twenty-first, nineteen ninety-three issued by Santiago Notary Mr. Fernando Opazo Larraín; none of these documents are incorporated hereto, as they are known by the parties, and at their express request. In confirmation thereof and after having been read, the appearing parties signed this instrument. Copy issued. BY WITNESS WHEREOF. Directory No. 625-2002.

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DARIO CALDERON GONZALEZ
IN REP. OF “INMOBILIARIA CUMBRES SOCIEDAD ANÓNIMA”

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